Exhibit 21

Exhibit (21)* to Report

on Form 10-K for Fiscal

Year Ended June 30, 2004

by Parker-Hannifin Corporation

Listed below, are the subsidiaries of the Company and their jurisdictions of organization. Except where otherwise noted, all of such subsidiaries are either directly or indirectly wholly-owned by the Company. Ownership of subsidiaries indirectly owned by the Company is indicated by indentations.

Name	Incorporated	Percentage Owned(1)
265 Warwick LLC	Ohio	100
Acadia International Insurance Limited	Ireland	100
Alkid Corporation	California	100
Dynamic Seals, Inc.	Delaware	100
Parker-Hannifin (Africa) Proprietary Limited	South Africa	100
Parker Hannifin Argentina SAIC	Argentina	100
Parker Hannifin Climate & Industrial Controls, Ltd.	Korea	100
Parker Hannifin Connectors Ltd.	Korea	100
Parker Hannifin Corp. Chile Limitada	Chile	100
Parker Hannifin Customer Support Inc.	Delaware	100
Parker Hannifin Denmark A/S	Denmark	100
Denison Hydraulik Danmark ApS	Denmark	100
Parker Hannifin Fluid Power Systems & Components (Shanghai) Co., Ltd.	China	100
Parker Hannifin Holding, S. de R.L. de C.V.	Mexico	100
Parker Hannifin Cartera Industrial, S.L.	Spain	100
Parker Industrial S de RL de CV	Mexico	100
Parker Hannifin Hong Kong Limited	Hong Kong	100
Denison Hydraulics Limited	Hong Kong	100
Shanghai Denison Hydraulics EnGG. Ltd.	China	85
Shanghai Denison Hydraulics Components Limited	China	100
Parker-Hannifin India Private Ltd.	India	100
Parker-Hannifin International Corp.	Delaware	100
Parker Hannifin (N.Z.) Limited	New Zealand	100
Parker Hannifin A/S	Norway	100
Parker Hannifin (Australia) Pty. Ltd.	Australia	100
Denison Hydraulics Pty. Ltd.	Australia	100
Parker Hannifin B.V.	Netherlands	100
Denison Hydraulics Benelux BV	Netherlands	100
European Distribution Centre Denison BV	Netherlands	100
Parker Filtration B.V.	Netherlands	100
Parker Gas Separation BV	Netherlands	100
Parker Hannifin Finance B.V.	Netherlands	100
Parker-Hannifin N.V. S.A.	Belgium	100
Parker Hose BV	Netherlands	100
Parker Pneumatic BV	Netherlands	100
Parker Polyflex BV	Netherlands	100
Parker Hannifin France Finance SAS	France	100

Name	Incorporated	Percentage Owned(1)
Parker-Hannifin International Corp. (Continued)
Parker Hannifin France Holding SAS	France	100
Denison Hydraulics France SAS	France	100
Parker Hannifin France SAS	France	100
Wynn’s Automotive SAS	France	100
Wynn’s France SNC	France	100
Parker Hannifin Holding GmbH	Germany	100
Parker Hannifin GesmbH	Austria	100
Parker Hannifin GmbH	Germany	100
Denison Hydraulik GmbH	Germany	100
Rander & Co. Hydraulic Systeme Und
Anlagenbau GmbH	Germany	100
Parker Hannifin Industrial s.r.o.	Czech Republic	100
Parker Hannifin Sp. z.o.o.	Poland	100
Parker-Hannifin s.r.o.	Czech Republic	100
Parker Hannifin (Holdings) Ltd.	United Kingdom	79	(2)
Alenco (Holdings) Ltd.	United Kingdom	100
Parker Hannifin GB Ltd.	United Kingdom	100
Parker Hannifin plc	United Kingdom	100
Parker Hannifin (2004) Limited	United Kingdom	100
Denison International Ltd.	United Kingdom	100
Denison Financial Holdings Ltd.	United Kingdom	100
Denison Hydraulics UK Ltd.	United Kingdom	100
Commercial Intertech Holdings Limited	United Kingdom	100
Commercial Hydraulics Pensions Limited	United Kingdom	100
Parker Hannifin (UK) Ltd.	United Kingdom	100
PH Trading Ltd.	United Kingdom	100
Parker Hannifin de Venezuela, S.A.	Venezuela	100
Parker Hannifin Indústria e Comércio Ltda.	Brazil	100
Parker Atenas Indústria e Exportação Ltda.	Brazil	100
Parker Italy Holding Co.	Delaware	100
Parker Hannifin Italy Holdings S.r.l.	Italy	100
Astron Buildings S.A.	Luxembourg	100
Astron Buildings GmbH	Germany	100
Astron Buildings Sp. zoo	Poland	100
Astron Buildings S.r.o.	Czech Republic	100
Astron S.A.S.	France	100
Denison Hydraulics Italy Srl	Italy	100
Riva Calzoni Oleodinamica Srl	Italy	100
Parker Hannifin Oy	Finland	100
Denison Lokomec Oy	Finland	100
Parker Hannifin S.p.A.	Italy	100
Parker Seals S.p.A.	Italy	100
Parker ITR Srl	Italy	100

Name	Incorporated	Percentage Owned(1)
Parker-Hannifin International Corp.
Parker Italy Holding Co.
Parker Hannifin Italy Holdings S.r.l. (Continued)
PH España Holding Co.	Delaware	100
Parker Hannifin Industries and Assets Holding SL	Spain	100
Parker Hannifin (Espana) SA	Spain	100
Parker Hannifin Portugal,Lda.	Portugal	100
Denison Hydraulics SL	Spain	100
Wynn’s Italia SpA	Italy	100
Parker International Capital Management Hungary Ltd.	Hungary	100
Parker Korea Ltd.	Korea	100
Parker Sales (Ireland) Limited	Ireland	100
PH Canada Holding Co.	Delaware	100
Parker Canada (Limited Partner) Co.	Canada	100
Parker Canada Management Inc.	Canada	100
Parker Ontario Limited Partnership	Canada	100	(3)
Parker Canada Holding Co.	Canada	100
Parker Hannifin AB	Sweden	100
Denison Hydraulik Svenska Ab	Sweden	100
Parker Canada Investment Co.	Canada	100
Parker Hannifin Canada	Canada	100	(4)

Parker Hannifin Japan Ltd.	Japan	100
Denison Hydraulics Inc.	Japan	100
Parker Hannifin (Malaysia) Sdn Bhd	Malaysia	100
Parker Hannifin Motion & Control (Shanghai) Co. Ltd.	China	100
Parker Hannifin Russia LLC	Russia	100
Parker-Hannifin Singapore Pte. Ltd.	Singapore	100
Denison Hydraulics SEA Pte Limited	Singapore	100
Parker Hannifin Taiwan Ltd.	Taiwan	100
Parker Hannifin (Thailand) Co., Ltd.	Thailand	100
Parker Intangibles LLC	Delaware	100
Parker Lucifer S.A.	Switzerland	100
Parker Royalty Partnership	Ohio	100	(5)
Parker Shenyang Rubber Products Co. Ltd.	China	51
PH Spain LLC	Delaware	100
Parker Sistemas de Automatizacion S.A. de C.V.	Mexico	100
Parker Baja Servicios S.A. de C.V.	Mexico	100
Parker Brownsville Servicios S.A. de C.V.	Mexico	100
Parker Hannifin de Mexico S.A. de C.V.	Mexico	100
Parker Servicios de Mexico S.A. de C.V.	Mexico	100
Travel 17325 Inc.	Delaware	100

Name	Incorporated	Percentage Owned(1)
Wynn Oil Company	California	100
Wynn Oil Holdings B.V.	Netherlands	100
Wynn Oil (South Africa) (Pty.) Limited	South Africa	100
Wynn’s Australia Pty. Limited	Australia	100
Wynn’s Belgium N.V.	Belgium	100
Wynn’s Mekuba India Private Limited	India	51
Wynn’s Nederland B.V.	Netherlands	100
Wynn Oil (N.Z.) Limited	New Zealand	100
Wynn Oil (UK) Limited	United Kingdom	100
Wynn Oil Venezuela, S.A.	Venezuela	51
Wynn’s Canada, Ltd.	Canada	100
Wynn’s Deutschland GmbH	Germany	100
Wynn’s Friction Proofing Mexico, S. A. de C.V.	Mexico	100

(1)	Excludes directors’ qualifying shares
(2)	Parker Canada (Limited Partner) Co. owns the remaining 21% interest.
(3)	Ontario limited partnership
(4)	Ontario general partnership
(5)	Ohio general partnership

All of the foregoing subsidiaries are included in the Company’s consolidated financial statements. In addition to the foregoing, the Company owns fifteen inactive or name holding companies.

*	Numbered in accordance with Item 601 of Regulation S-K.